UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 22, 2010

Date of Report (Date of earliest event reported)
Smith & Wesson Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada	001-31552	87-0543688

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 Roosevelt Avenue
Springfield, Massachusetts
01104

(Address of Principal Executive Offices) (Zip Code)
(800) 331-0852

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective September 22, 2010, Matthew A. Gelfand left his position with our company as President of our perimeter security division to pursue other opportunities. We thank him for his contributions to our perimeter security business at Smith & Wesson and we wish him well in his future endeavors.
     Effective September 22, 2010, we appointed Barry K. Willingham as President of Perimeter Security Division and as a Vice President of our company. Mr. Willingham served as Chief Operating Officer of our perimeter security division since March 2010. Mr. Willingham, 50, has over 18 years of management experience in physical security, safety, and construction, including his role as Vice President of Security and Specified Products at Ameristar Fence Products. Prior to Ameristar, Mr. Willingham held a number of increasingly responsible positions in management and leadership roles in the areas of product development, sales, and marketing with Hilti Corporation, a multi-national firm that develops, manufactures, and markets products to professionals in the construction and building maintenance industries. Mr. Willingham is knowledgeable in chemical facility protection and has worked with the American Chemistry Council and the Nuclear Regulatory Commission in the development of security design solutions.
     In connection with the appointment of Mr. Willingham as our Vice President and President of Perimeter Security Division, Mr. Willingham will receive an annual base salary of $275,000. Mr. Willingham will also be entitled to participate in our executive incentive compensation plan, as well as other employee benefits and perquisites. In addition, Mr. Willingham was granted performance-based restricted stock units (“RSUs”) for a target of 20,000 shares of our common stock and a maximum of 40,000 shares of our common stock. These performance-based RSUs vest based on the relative performance of our common stock against the Nasdaq Composite Index over the three-year period following the date of grant. There are no arrangements or understandings pursuant to which Mr. Willingham was selected as our Vice President and President of Perimeter Security Division. There are no family relationships among any of our directors, executive officers, and Mr. Willingham. There are no related party transactions between us and Mr. Willingham reportable under Item 404(a) of Regulation S-K.
     On September 28, 2010, we issued a press release announcing Mr. Gelfand’s departure and Mr. Willingham’s appointment. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company Transactions.

Not applicable.

(d)	Exhibits.

Exhibit
Number	Exhibits
99.1	Press release from Smith & Wesson Holding Corporation, dated September 28, 2010, entitled “Smith & Wesson Holding Corporation Appoints Willingham as President of Perimeter Security Division”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH & WESSON HOLDING CORPORATION
Date: September 27, 2010	By:	/s/ Michael F. Golden
Michael F. Golden
President and Chief Executive Officer

EXHIBIT INDEX

99.1	Press release from Smith & Wesson Holding Corporation, dated September 28, 2010, entitled “Smith & Wesson Holding Corporation Appoints Willingham as President of Perimeter Security Division”